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                                    EXHIBIT 1
                             JOINT FILING AGREEMENT

          Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:     November 17, 2000

                                    STILWELL VALUE PARTNERS II, L.P.

                                    /s/ Joseph Stilwell
                                    -------------------------------------------
                                    By: STILWELL VALUE LLC
                                        General Partner

                                    /s/ Joseph Stilwell
                                    -------------------------------------------
                                    By:      Joseph Stilwell
                                             Managing and Sole Member

                                    STILWELL ASSOCIATES, L.P.

                                    /s/ Joseph Stilwell
                                    -------------------------------------------
                                    By:      Joseph Stilwell
                                             General Partner

                                    STILWELL VALUE LLC

                                    /s/ Joseph Stilwell
                                    -------------------------------------------
                                    By:      Joseph Stilwell
                                             Managing and Sole Member

                                    JOSEPH STILWELL

                                    /s/ Joseph Stilwell
                                    -------------------------------------------
                                    Joseph Stilwell